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                                                                    EXHIBIT 23.6

                                    CONSENT

     I, Gerardo Pandal Graf; of Mexico City, Mexico consent to being named as a Director of GSR Industries, Inc. (the "Company") in the Registration Statement that the Company anticipates filing with the Securities Exchange Commission on or about December 20, 1996 for the offering of 3,300,000 shares of the Company's common stock.

                                               /s/  GERARDO PANDAL GRAF

                                            ------------------------------------
                                                    Gerardo Pandal Graf

Dated: December 26, 1996